Exhibit 99.2

Cerecor Announces Leadership Changes

Appoints Randal O. Jones and Robert C. Moscato, Jr. to Board of Directors; Names Moscato as President and Chief Operating Officer

Interim chief executive officer John Kaiser and chief medical officer Dr. Ronald Marcus stepping down

Changes follow pivotal acquisition of TRx Pharmaceuticals guiding transformation toward pediatric health company

BALTIMORE Nov. 17, 2017 — Cerecor, Inc. (NASDAQ: CERC), a biopharmaceutical company focused on developing and commercializing innovative therapies that make a difference in the lives of patients, today announced key leadership changes, following the Company’s recent acquisition of TRx Pharmaceuticals. TRx co-founders Randal O. Jones and Robert C. Moscato Jr. have been appointed to the Cerecor Board of Directors, and Mr. Moscato will assume the roles of president and chief operating officer, effectively immediately. Concurrent with the new appointments, John Kaiser, interim chief executive officer, and Dr. Ronald Marcus, chief medical officer, have resigned, effective immediately.

“I am very pleased to welcome Randal and Rob to our board of directors, and Rob into our management team,” said Uli Hacksell, Ph.D., chairman of Cerecor. “With more than thirty years of achievements in biopharmaceuticals, Randal’s insight will be an important asset as we solidify our vision as a pediatric healthcare company. In addition, Rob’s extensive experience with business development, product launches, sales force development and channel marketing will enable him to make immediate contributions to the success of our business. Randal and Rob are welcomed additions to our leadership and we look forward to their contributions to Cerecor’s future success.”

Dr. Hacksell continued, “I want to thank John Kaiser for all of his immeasurable efforts, yet most notably for his instrumental role in shaping the future of Cerecor with our recent acquisitions. I am also grateful to Ron Marcus for his loyal service during his tenure with the Company.”

“I look forward to shaping and guiding the overall strategic vision of the company, including the important contributions of the commercial legacy assets Rob and I cultivated during our time at the helm of TRx,” said Mr. Jones.

Mr. Moscato added, “I am excited to join the organization at a pivotal point in its history. The addition of a growing commercial portfolio to a pipeline of innovative candidates has Cerecor well-positioned for success, and I’m proud to work alongside a talented group of colleagues who share my desire to make a difference in the lives of patients.”

Mr. Jones brings extensive biopharmaceutical enterprise development, business, and financial management experience to the Cerecor Board of Directors. Previously, Mr. Jones was co-founder and chief executive officer at TRx Pharmaceuticals, LLC, and chief financial officer of subsidiary Zylera Pharmaceuticals. As an entrepreneurial financial and operations executive with more than three decades of experience, Mr. Jones has successfully advised leadership of many biopharma companies, including MERIX Bioscience, Enhance Biotech, Ardent Pharmaceuticals, KBI Biopharma and Becton Dickinson. During the early portion of his career, Mr. Jones contributed to the rapid growth and development of Technico Agri Science and the Concord Group of Companies, where he held positions of increasing responsibility. Mr. Jones earned his bachelor’s degree from Arizona State University and master’s degree in business administration from the Daniels College of Business at the University of Denver.

Mr. Moscato brings a broad breadth of experience to Cerecor with specialized knowledge of business development, product launches, sales force development and channel marketing. Mr. Moscato has amassed his knowledge during more than 20 years in the biopharmaceutical industry, including c-suite leadership and commercial roles. Most recently, Mr. Moscato served as chief executive officer of Zylera Pharmaceuticals, a wholly-owned subsidiary of specialty pharmaceutical company TRx Pharmaceuticals, LLC. Prior to co-founding and leading TRx, Mr. Moscato was chief operating officer of Deston Therapeutics. Mr. Moscato initially built his career on marketing roles of increasing responsibility with industry giant GSK, where he contributed to the record sales of Wellbutrin XL. Mr. Moscato earned his bachelor’s degree from St. Francis College and master’s degree in business administration from Iona College.

Mariam Morris will continue as the Cerecor’s Chief Financial Officer, leading the company’s financial operations in support of its recent pivotal transactions.

About Cerecor

Cerecor is a biopharmaceutical company focused on developing innovative therapies that make a difference in the lives of patients. The Company’s pipeline is led by CERC-301, which Cerecor currently intends to explore as a novel treatment for orphan neurological indications. Cerecor is also developing two pre-clinical stage compounds, CERC-611 and CERC-406. The Company’s R&D efforts are supported by revenues from its franchise of commercial medications led by Poly-Vi-Flor® (multivitamin and fluoride supplement tablet, chewable) and Tri-Vi-Flor® (multivitamin and fluoride supplement suspension/drops).

For more information about Cerecor, please visit www.cerecor.com.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,”

“plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as the receipt of the escrowed initial gross proceeds amount or the potential future regulatory milestone payment from Janssen, the development of product candidates or products, potential attributes and benefits of product candidates, the expansion of Cerecor’s drug portfolio, Cerecor’s ability to identify new indications for its current portfolio, and new product candidates that could be in-licensed and other statements that are not historical. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including those detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries

Scott Santiamo

Russo Partners LLC

scott.santiamo@russopartnersllc.com

(718) 344-5843